AGREEMENT AND PLAN OF MERGER



                                      Among



                           ACQUISITION HOLDINGS, INC.,



                                ACQUISITION CORP.



                                       and



                             ATC GROUP SERVICES INC.



                          Dated as of November 26, 1997





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                                TABLE OF CONTENTS

                                                                           Page


   ARTICLE I THE OFFER.........................................................

    SECTION 1.01.  The Offer...................................................
    SECTION 1.02.  Company Actions.............................................

   ARTICLE II THE MERGER.......................................................

   SECTION 2.01.  The Merger...................................................
   SECTION 2.02.  Closing......................................................
   SECTION 2.03.  Effective Time...............................................
   SECTION 2.04.  Effects of the Merger........................................
   SECTION 2.05.  Certificate of Incorporation and By-laws.....................
   SECTION 2.06.  Directors....................................................
   SECTION 2.07.  Officers.....................................................


ARTICLE III EFFECT OF THE MERGER ON THE CAPITAL
                     STOCK OF THE CONSTITUENT CORPORATIONS;
                     EXCHANGE OF CERTIFICATES...............

    SECTION 3.01.  Effect on Capital Stock.....................................
    SECTION 3.02.  Exchange of Certificates....................................

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.......................

   SECTION 4.01.  Organization.................................................
   SECTION 4.02.  Subsidiaries.................................................
   SECTION 4.03.  Capitalization...............................................
   SECTION 4.04.  Authority....................................................
   SECTION 4.05.  Consents and Approvals; No Violations........................
   SECTION 4.06.  SEC Reports and Financial Statements.........................
   SECTION 4.07.  Absence of Certain Changes or Events.........................
   SECTION 4.08.  No Undisclosed Liabilities...................................
   SECTION 4.09.  Information Supplied.........................................
   SECTION 4.10.  Benefit Plans................................................
   SECTION 4.11.  Other Compensation Arrangements..............................
   SECTION 4.12.  Litigation...................................................
   SECTION 4.13.  Compliance with Applicable Law...............................
   SECTION 4.14.  Tax Matters..................................................
   SECTION 4.15.  State Takeover Statutes......................................
   SECTION 4.16.  Brokers; Fees and Expenses...................................
   SECTION 4.17.  Opinion of Financial Advisor.................................
   SECTION 4.18.  Intellectual Property........................................
   SECTION 4.19.  Labor Relations and Employment...............................
   SECTION 4.20.  Change of Control............................................
   SECTION 4.21.  Environmental Matters........................................
   SECTION 4.22.  Material Contracts...........................................
   SECTION 4.23.  Property.....................................................
   SECTION 4.24.  Insurance....................................................


ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT
                         AND SUB.....................................

   SECTION 5.01.  Organization.................................................
   SECTION 5.02.  Authority....................................................
   SECTION 5.03.  Consents and Approvals; No Violations........................
   SECTION 5.04.  Information Supplied.........................................
   SECTION 5.05.  Interim Operations of Sub....................................
   SECTION 5.06.  Financing....................................................
   SECTION 5.07.  Brokers......................................................


ARTICLE VI COVENANTS...........................................................

   SECTION 6.01.  Conduct of Business of the Company...........................
   SECTION 6.02.  No Solicitation..............................................
   SECTION 6.03.  Other Actions................................................
   SECTION 6.04.  Notice of Certain Events.....................................


ARTICLE VII ADDITIONAL AGREEMENTS..............................................

   SECTION 7.01.  Stockholder Approval; Preparation of
                              Proxy Statement..................................
   SECTION 7.02.  Access to Information........................................
   SECTION 7.03.  Reasonable Efforts; Financing................................
   SECTION 7.04.  Options; Warrants............................................
   SECTION 7.05.  Directors....................................................
   SECTION 7.06.  Fees and Expenses............................................
   SECTION 7.07.  Indemnification; Insurance...................................
   SECTION 7.08.  Certain Litigation...........................................
   SECTION 7.09.  Solvency Opinion.............................................


ARTICLE VIII CONDITIONS........................................................

   SECTION 8.01.  Conditions to Each Party's Obligation To
                  Effect the Merger.....................


ARTICLE IX TERMINATION, AMENDMENT AND WAIVER...................................

   SECTION 9.01.  Termination..................................................
   SECTION 9.02.  Effect of Termination........................................
   SECTION 9.03.  Amendment....................................................
   SECTION 9.04.  Extension; Waiver............................................


ARTICLE X MISCELLANEOUS........................................................

   SECTION 10.01.  Nonsurvival of Representations and
                   Warranties..................................................
   SECTION 10.02.  Notices
   SECTION 10.03.  Interpretation
   SECTION 10.04.  Counterparts
   SECTION 10.05.  Entire Agreement; Third Party ..............................
                   Beneficiaries...............................................
   SECTION 10.06.  Governing Law...............................................
   SECTION 10.07.  Publicity...................................................
   SECTION 10.08.  Assignment..................................................
   SECTION 10.09.  Enforcement.................................................


Exhibits

Exhibit A - Conditions of the Offer



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     THIS AGREEMENT AND PLAN OF MERGER (this  "Agreement")  dated as of November
26,  1997,  is  among  ACQUISITION   HOLDINGS,   INC.,  a  Delaware  corporation
("Parent"),  ACQUISITION  CORP.,  a  Delaware  corporation  and a  wholly  owned
subsidiary  of  Parent  ("Sub"),   and  ATC  GROUP  SERVICES  INC.,  a  Delaware
corporation (the "Company").

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Company Common Stock"; all the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares" and each holder thereof, a "Company Stockholder") at a purchase price of $12 per share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement; and the Board of Directors of the Company has adopted resolutions approving the Offer and the Merger (as defined below), recommending that the Company's stockholders accept the Offer and approving the acquisition of Shares by Sub pursuant to the Offer;

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each share of Company Common Stock, other than shares of Company Common Stock owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.01(d)), will be converted into the right to receive the price per share paid in the Offer; and

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                    THE OFFER

     SECTION 1.01. The Offer. (a) Subject to the provisions of this Agreement, as promptly as practicable but in no event later than five business days after the date of the public announcement by Parent and the Company of the execution and delivery of this Agreement, Sub shall, and Parent shall cause Sub to, commence the Offer. The obligation of Sub, and of Parent to cause Sub, to commence the Offer and accept for payment, and pay for, any Shares tendered pursuant to the Offer shall be subject to the conditions set forth in Exhibit A (the "Offer Conditions") and to the terms and conditions of this Agreement; provided, however, that paragraph (i) of the Offer Conditions shall apply only to the obligation of Sub, and of Parent to cause Sub, to consummate the Offer. Sub expressly reserves the right to modify the terms of the Offer, except that, without the prior written consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to or modify (other than waive) the Offer Conditions, (iv) except as provided in the next sentence, extend the Offer, (v) change the form of consideration payable in the Offer, (vi) amend any other term of or add any new term to the Offer in any manner materially adverse to the holders of the Shares or (vii) waive the Minimum Condition (as defined in Exhibit A). Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the Offer, if at the scheduled or extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, (C) extend the Offer from time to time until two business days after the expiration of the waiting period under the HSR Act (as defined in Section 4.05 below) and (D) extend the Offer for a period not to exceed 15 business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, if, immediately prior to such expiration date (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares (on a fully diluted basis). In addition, Sub shall be obligated to extend the Offer, if at the scheduled expiration date of the Offer any of the Offer Conditions capable of satisfaction shall not have been satisfied or waived, until the satisfaction or waiver thereof; provided, however, that there shall be no such obligation to extend the Offer beyond the 60th business day after the commencement of the Offer. Subject to the terms and conditions of the Offer and this Agreement, Sub shall, and Parent shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer promptly after the expiration of the Offer; provided, however, that in no event shall the Offer expire prior to January 21, 1998.

     (b)  Parent  and Sub shall file with the SEC a Tender  Offer  Statement  on
Schedule 14D-1 (the "Schedule 14D-1") with respect to the Offer acceptable in form and substance to the Company and within the time period set forth in subsection (a) above, which shall contain an offer to purchase and a related letter of transmittal (the "Letter of Transmittal") and summary advertisement (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). The Offer Documents shall be consistent with this Agreement, shall add no conditions to the consummation of the Offer not set forth in Exhibit A and shall add no provisions to the Offer materially adverse to the Company Stockholders. Parent and Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and the Offer Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to written information supplied by the Company or any of its stockholders specifically for inclusion or incorporation by reference in the Offer Documents. Parent, Sub and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments. Parent and Sub shall also provide the Company and its counsel with copies of all written responses filed by Parent or Sub with the SEC and a reasonable opportunity to review and comment upon such responses prior to filing with the SEC.

     (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to accept for payment, and pay for, all Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

     (d) The Company agrees that neither the Offer nor purchases of Shares thereunder breach the terms of the Confidentiality Agreement (as defined in Section 7.02 below).

     SECTION 1.02. Company Actions. (a) The Company hereby approves of and consents to the Offer and represents that (i) the Board of Directors of the Company (the "Board"), at a meeting duly called and held, upon recommendation of a duly constituted special committee (the "Special Committee") of independent directors, duly adopted resolutions approving this Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, adequate and in the best interests of, the Company's stockholders and recommending that the Company's stockholders accept the Offer, tender their Shares pursuant to the Offer and approve and adopt this Agreement, and (ii) Lehman Brothers Inc. (the "Financial Advisor") has delivered to the Board its opinion (the "Fairness Opinion") to the effect that, as of the date thereof and based upon and subject to the matters set forth in such Fairness Opinion, the consideration to be received by the Company Stockholders in the Offer and the Merger is fair to the Company Stockholders from a financial point of view. The Company represents that such approval constitutes approval of the Offer, this Agreement and the transactions contemplated hereby, including the Merger, for purposes of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL"), such that Section 203 of the DGCL will not apply to the transactions contemplated by this Agreement.

     (b) As promptly as practicable after the commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9") containing the recommendation described in paragraph (a) and shall mail the Schedule 14D-9 to the stockholders of the Company. The Company will use its reasonable best efforts to cause the Schedule 14D-9 to be filed on the same date as Sub's Tender Offer Statement on Schedule 14D-1 is filed and mailed together with the Offer Documents; provided that in any event the Schedule 14D-9 shall be filed and mailed no later than 10 business days following the commencement of the Offer. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied by Parent or Sub specifically for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

     (c) In connection with the Offer and the Merger, the Company shall furnish or cause its transfer agent to furnish Sub as promptly as practicable with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, deliver, and will use their best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

                                   ARTICLE II

                                   THE MERGER

     SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Sub shall be merged with and into the Company at the Effective Time (as defined in Section 2.03). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the
"Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary (as defined in Section 10.03) of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

     SECTION 2.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. (New York City time) on a date to be specified by Parent or Sub, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, unless another date, time or place is agreed to in writing by the parties hereto.

     SECTION 2.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file with the Secretary of State of Delaware a certificate of merger or other appropriate documents as provided in Section 251 of the DGCL (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as Sub and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

     SECTION 2.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

      SECTION 2.05. Certificate of Incorporation and By-laws.

     (a) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time so that ARTICLE FOURTH of such certificate of incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the corporation shall have authority to issue is 10,000 shares of Common Stock, par value $.01 per share" and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-Laws of the Company as in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

     SECTION 2.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be, and the Company shall procure, prior to and as a condition to the Closing, the resignation of each of its directors effective as of the Closing.

     SECTION 2.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE III

          EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                     CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 3.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

     (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any subsidiary of the Company and each Share that is owned by Parent, Sub or any other subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

     (c) Conversion of Company Common Stock. Subject to Section 3.01(d), each Share issued and outstanding (other than Shares to be canceled in accordance with Section 3.01(b)) shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price paid in the Offer (the "Merger Consideration"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

     (d) Shares of Dissenting Stockholders. Notwithstanding anything in this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who complies with all the provisions of Delaware law concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their Shares ("Dissenting Shares") shall not be converted as described in Section 3.01(c) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and
(ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

     (e) Withholding Tax. Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Common Stock outstanding immediately prior to the Effective Time such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Common Stock outstanding immediately prior to the Effective Time in respect of which such deduction and withholding was made.

     SECTION 3.02.  Exchange of Certificates.

     (a) Paying Agent. Prior to the Effective Time, Parent shall designate a federally insured bank or trust company with assets of not less than $1,000,000,000 satisfactory to the Company to act as paying agent in the Merger (the "Paying Agent"), and, from time to time on, prior to or after the Effective Time, Parent shall make available, or cause the Surviving Corporation to make available, to the Paying Agent funds in amounts and at the times necessary for the payment of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 3.01 (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

     (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal in a form mutually agreed upon by the Parent and Surviving Corporation (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, Parent or the Surviving Corporation shall pay or cause to be paid to the holder of such Certificate in exchange therefor the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.01. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

     (c) No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article III.

     (d) Termination of Fund; No Liability. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the schedules delivered to Parent in connection with the execution of this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedules"), the Company represents and warrants to Parent and Sub as set forth below. The Company Disclosure Schedules will be arranged in sections corresponding to sections of this Agreement to be modified by such disclosure schedule. As used in this Agreement, "knowledge" means with respect to matters relating to the Company, actual knowledge of any executive officer of the Company or any individual in an equivalent position of the Company, or, in the reasonable exercise of duty in the ordinary course of business of any such officer, reason to know.

     SECTION 4.01. Organization. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a material adverse effect (as defined in Section 10.03) on the Company. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger. The Company has made available to Parent complete and correct copies of its Certificate of Incorporation and By-laws and the certificates of incorporation and By-Laws (or similar organizational documents) of its subsidiaries.

     SECTION 4.02. Subsidiaries. The subsidiaries of the Company are as set forth on Schedule 4.02. All the outstanding shares of capital stock of each such subsidiary, other than director qualifying shares of foreign subsidiaries, are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except for immaterial Liens on outstanding shares of capital stock of foreign subsidiaries of the Company, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

     SECTION 4.03. Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Company Common Stock. At the close of business on November 12, 1997, (i) 7,930,107 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) except as set forth on Schedule 4.03, 750,070 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Options (as defined in Section 7.04) and (iv) 1,090,407 shares of Company Common Stock were reserved for issuance upon the exercise of certain outstanding warrants. Except as set forth above and except for Shares issued upon the exercise of Options or warrants, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, and except for obligations to grant options, subject to the approval of the Board of Directors of the Company, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries.

     SECTION 4.04. Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement by the holders of a majority of the Shares (the "Company Stockholder Approval")). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Parent and Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 4.05. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Schedule 14D-9 and a proxy statement relating to any required approval by the Company's stockholders of this Agreement (the "Proxy Statement")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Section 203 of the DGCL and the laws of other states in which the Company is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company or of the similar organizational documents of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger), (iii) except as set forth on Schedule 4.05, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound; provided, however, that certain contracts and agreements, the material ones of which have been made available to Parent by the Company, (A) provide for their termination or require consent upon a change of control of the Company or (B) contain provisions restricting their assignment pursuant to a merger, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger.

     SECTION 4.06. SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 1994, under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "Company SEC Documents"). The Company SEC Documents, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company Filed SEC Document (as defined in Section 4.07) (a copy of which has been made available to Parent prior to the date hereof), the Company SEC Documents, considered as a whole as of their date, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that the foregoing does not cover future events resulting from public announcement of the Offer and the Merger). The financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Forms 10-Q and 8-K of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     SECTION 4.07. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), and except as disclosed in the Company's financial statements dated as of February 28, 1997 audited by Deloitte & Touche LLP (the "Company Fiscal Year 1997 Financial Statements") (a copy of which has been made available to Parent by the Company), and except as disclosed on Schedule 4.07, since February 28, 1997, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been any material adverse change (as defined in Section 10.03) with respect to the Company. Except as disclosed in the Company Filed SEC Documents or the Company Fiscal Year 1997 Financial Statements, and except as disclosed on
Schedule 4.07, since February 28, 1997, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) (w) any granting by the Company or any of its subsidiaries to any officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice, (x) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as part of a standard employment package to any person promoted or hired (but not including the five most senior officers) (y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such employee or executive officer or (z) any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, except in the ordinary course of business consistent with past practice, (iv) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (v) any material payment to an affiliate of the Company or any of its subsidiaries other than in the ordinary course of business consistent with past practice, (vi) any revaluation by the Company of any of its material assets, (vii) mortgage, lien, pledge, encumbrance, charge, agreement, claim or restriction placed upon any of the material properties or assets of the Company or any of its subsidiaries, (viii) any material change in accounting methods, principles or practices by the Company or (ix) (A) any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property Right (as defined in Section 4.18) or rights thereto other than licenses or other agreements in the ordinary course of business consistent with past practice or
(B) any amendment or consent with respect to any licensing agreement filed, or required to be filed, by the Company with the SEC.

     SECTION 4.08. No Undisclosed  Liabilities.  Except as set forth on Schedule
4.08 and except as and to the extent set forth in the Company Fiscal Year 1997 Financial Statements, as of February 28, 1997, and as disclosed in Company Filed SEC Documents, neither the Company nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto). Since February 28, 1997, except as and to the extent set forth in the Company Filed SEC Documents and Schedule 4.08, neither the Company nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would have a material adverse effect on the Company. The consolidated indebtedness on the date hereof of the Company and its subsidiaries is as set forth on Schedule 4.08.

     SECTION 4.09. Information Supplied. None of the written information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9,
(iii) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (iv) the Proxy Statement, will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 7.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

     SECTION 4.10. Benefit Plans. (a) Each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "Welfare Plan") and each other plan, pension or welfare arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "Benefit Plan") has been administered in all material respects in accordance with its terms. The Company and its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Code, and all other applicable laws.

     (b) Schedule 4.10 attached hereto sets forth a complete list of each Benefit Plan as well as each material employment, termination and severance agreement, contract, binding arrangement and understanding (whether written or oral) with employees of the Company and its subsidiaries.

     (c) None of the Pension Plans is subject to Title IV of ERISA or Section 412 of the Code and none of the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414
(b), (c), (m) or (o) of the Code (each, including the Company, a "Commonly Controlled Entity"): (i) currently has an obligation to contribute to, or during any time during the last six years had an obligation to contribute to, a Pension Plan subject to Title IV of ERISA or Section 412 of the Code, or (ii) has incurred any liability to the Pension Benefit Guaranty Corporation, which liability has not been fully paid. All contributions and other payments required to be made by the Company to any Pension Plan with respect to any period ending before the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor and have been or will be reflected in financial statements.

     (d) Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) or "mass withdrawal liability" within the meaning of PBGC Regulation 4219.2 that has not been fully paid.

     (e) Each Benefit Plan (and its related trust) that is intended to be qualified under Sections 401 and 501(a) of the Code has been determined by the IRS to qualify under such sections and, to the knowledge of the Company, nothing has occurred to cause the loss of such qualified status.

     (f) Each Benefit Plan that is a Welfare Plan may be amended or terminated, upon thirty (30) days notice, at any time after the Effective Time without material liability to the Company or its subsidiaries.

     (g) Except as set forth in Schedule 4.10, or as required under Section 4980B of the Code, the Company does not have any obligation to provide post-retirement health benefits.

     (h) The Company has heretofore made available to Parent correct and complete copies of each of the following:

     (1) All written, and descriptions of all binding oral, employment, termination and severance agreements, contracts, arrangements and understandings listed on Schedule 4.10;

     (2) Each Benefit Plan and all amendments thereto; the trust instrument and/or insurance contracts, if any, forming a part of such Benefit Plan and all amendments thereto;

     (3) The most recent IRS Form 5500 and all schedules thereto, if any;

     (4) The most recent determination letter issued by the IRS regarding the qualified status of each such Pension Plan;

     (5) The most recent accountant's report, if any; and

     (6) The most recent summary plan description, if any.

     SECTION 4.11. Other Compensation Arrangements. Except as disclosed in the Company Filed SEC Documents or on Schedule 4.11, or except as provided in this Agreement, as of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on not more than 60 calendar days notice (except for third party agreements for the development of, and assignment to, the Company of Intellectual Property in the ordinary course of business) and involving the payment of more than $100,000 per annum, (ii) agreement with any executive officer or other key employee of the Company or any of its subsidiaries (x) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement or (y) providing any term of employment or compensation guarantee extending for a period longer than two years or the payment of more than $100,000 per annum or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     SECTION 4.12. Litigation. Except as set forth on Schedule 4.12, there is no suit, claim, action, proceeding or investigation pending before any Governmental Entity or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries that could reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that could reasonably be expected to have a material adverse effect on the Company.

     SECTION  4.13.  Compliance  with  Applicable  Law.  Except  as set forth on
Schedule 4.13, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not have a material adverse effect on the Company. Except as set forth on Schedule 4.13, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a material adverse effect on the Company. Except as disclosed in the Company Filed SEC Documents, and except as set forth on Schedule 4.13, to the best knowledge of the Company, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger. Except as set forth on Schedule 4.13, as of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation or review, other than, in each case, those the outcome of which would not be reasonably expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Offer and/or the Merger.

     SECTION 4.14. Tax Matters. (a) Except as set forth on Schedule 4.14, the Company and each of its subsidiaries (and any affiliated group of which the Company or any of its subsidiaries is now or has ever been a member) has timely filed all Federal income tax returns and all other material tax returns and reports required to be filed by it. All such returns are complete and correct in all material respects. Except as set forth on Schedule 4.14, each of the Company and its subsidiaries (i) has paid (or the Company has paid on its subsidiaries' behalf) to the appropriate authorities all taxes that are not immaterial and that are required to be paid by it (without regard to whether a tax return is required), except taxes for which an adequate reserve has been established on the financial statements contained in the Company Filed SEC Documents or the Company Fiscal Year 1997 Financial Statements, and (ii) has withheld and paid to the appropriate authorities all material withholding taxes required to be withheld by it. The most recent financial statements contained in the Company Filed SEC Documents reflect an adequate reserve (in accordance with generally accepted accounting principles consistently applied) for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements.

     (b) Except as disclosed in the Company Filed SEC Documents or Schedule 4.14, no Federal income tax return or other material tax return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by the Company or any of its subsidiaries. Each material deficiency resulting from any audit or examination relating to taxes by any taxing authority has been paid, except for deficiencies being contested in good faith. No material issues relating to taxes were raised in writing by the relevant taxing authority in any completed audit or examination that can reasonably be expected to recur in a later taxable period. The Federal income tax returns of the Company and each of its subsidiaries do not contain any positions that could give rise to a material substantial understatement penalty within the meaning of Section 6662 of the Code.

     (c) There is no agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney with respect to any taxes has been executed or filed with any taxing authority.

     (d) No material liens for taxes exist with respect to any assets or properties of the Company or any of its subsidiaries, except for liens for taxes not yet due.

     (e) None of the Company or any of its subsidiaries is a party to or is bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

     (f) None of the Company or any of its subsidiaries shall be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state, local or foreign tax law.

     (g) Neither the Company nor any of its subsidiaries (i) is a party to a safe harbor lease within the meaning of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982, (ii) is a "consenting corporation" under Section 341(f) of the Code, (iii) has agreed or is obligated to make any payments for services which would not be deductible pursuant to Sections 162(a)(1), 162(m) or 280G of the Code, (iv) has participated in an international boycott as defined in Section 999 of the Code, (v) is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, (vi) owns any assets which directly or indirectly secure any debt the interest on which is tax-exempt under Section 103(a) of the Code, or (vii) owns any asset which is tax-exempt use property within the meaning of
Section 168(h) of the Code.

     (h) None of the Company or any of its subsidiaries is a party to any joint venture, partnership or other arrangement or contract which is treated as a partnership for tax purposes, or has elected to be treated as a branch or a partnership pursuant to Treasury Regulation Section 301.7701-3.

     (i) Each of the Company and its subsidiaries is a United States person within the meaning of Section 7701(a)(30) of the Code.

     (j) As used in this Agreement, "taxes" shall include all Federal, state, local and foreign income, property, sales, excise, withholding and other taxes, tariffs or governmental charges of any nature whatsoever.

     SECTION 4.15. State Takeover Statutes. The Board of Directors of the Company has approved the Offer, the Merger, this Agreement and the acquisition of Shares by Sub pursuant to the Offer and such approval is sufficient to render inapplicable to the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement the provisions of Section 203 of the DGCL. To the actual knowledge of the Company without investigation, no other state takeover statute or similar statute or regulation applies or purports to apply to the Offer, the Merger, this Agreement, or any of the transactions contemplated by this Agreement.

     SECTION 4.16. Brokers; Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Lehman Brothers Inc., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement (including the fees of the Company's legal counsel, legal counsel for the Special Committee and the legal counsel for its financial advisor) are set forth in a letter dated November 26, 1997 from the Company to Parent.

     SECTION 4.17. Opinion of Financial Advisor. The Special Committee has received the opinion of Lehman Brothers Inc., dated November 26, 1997, to the effect that, as of that date, the consideration to be received by the holders of Shares pursuant to the Offer and the Merger is fair to such holders from a financial point of view, and a complete and correct signed copy of such opinion has been, or promptly upon receipt thereof will be, delivered to Parent for inclusion in the Offer Documents.

     SECTION 4.18. Intellectual Property. Except as set forth on Schedule 4.18, the Company and its subsidiaries own or possess adequate licenses or other rights to use all Intellectual Property Rights necessary to conduct the Business, except where failure to own or possess such licenses or rights, individually or in the aggregate, has not had, and would not have a material adverse effect on the Company. Except as set forth on Schedule 4.18, to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries do not conflict with or infringe upon any Intellectual Property Rights of others to the extent that, if sustained, such conflict or infringement, individually or in the aggregate, would have a material adverse effect on the Company. For purposes hereof, "Intellectual Property Right" means any trademark, service mark, trade name, copyright, patent, software license, other date base, invention, trade secret, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right.

     SECTION 4.19.  Labor Relations and Employment.

     (a) Except as set forth on Schedule 4.19, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, and during the past three years there has not been any such action; (ii) no union claims to represent the employees of the Company or any of its subsidiaries; (iii) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its subsidiaries; (iv) none of the employees of the Company or any of its subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its subsidiaries, nor are there representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal;
(v) the  Company  and its  subsidiaries  are,  and have at all  times  been,  in compliance  with  all  applicable  laws  respecting  employment  and  employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation except where the failure to be in compliance would not have a material adverse effect on the Company; (vi) there is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or any similar state or foreign agency; (vii) there is no grievance with respect to or relating to the Company or any of its subsidiaries arising out of any collective bargaining agreement or other grievance procedure;
(viii) no charges with respect to or relating to the Company or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; (ix) neither the Company nor any of its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress; and (x) there are no complaints, lawsuits or other proceedings pending or to the knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

     (b) To the knowledge of the Company, since the enactment of the Worker Adjustment and Retraining Notification ("WARN") Act, there has not been (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of the Company or any of its subsidiaries; nor has the Company or any of its subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 4.19, to the knowledge of the Company, none of the employees of the Company or any of its subsidiaries has suffered an "employment loss" (as defined in the WARN Act) since three months prior to the date of this Agreement.


     SECTION 4.20. Change of Control. Except as set forth on Schedule 4.20, the transactions contemplated by this Agreement will not constitute a "change of control" under, require the consent from or the giving of notice to a third party pursuant to, permit a third party to terminate or accelerate vesting, repayment or repurchase rights, or create any other detriment under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except where the adverse consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a material adverse effect on the Company.

     SECTION 4.21.  Environmental Matters.

     (a) Except as set forth on Schedule 4.21, the Company and its subsidiaries have been and are in compliance with all applicable Environmental Laws (as this term and the other terms in this section are defined below), except for such violations and defaults as would not, individually or in the aggregate, have a material adverse effect on the Company.

     (b) Except as set forth on Schedule 4.21, the Company and its subsidiaries possess all required Environmental Permits; all such Environmental Permits are in full force and effect; there are no pending or threatened proceedings to revoke such Environmental Permits and the Company and its subsidiaries are in compliance with all terms and conditions thereof, except where the failure to possess or comply with such Environmental Permits or the failure for such Environmental Permits to be in full force and effect would not, individually or in the aggregate, have a material adverse effect on the Company.

     (c) Except as set forth on Schedule 4.21, and except for matters which would not, individually or in the aggregate, have a material adverse effect on the Company, neither the Company nor any of its subsidiaries has received any written notification that the Company or any subsidiary as a result of any of the current or past operations of the Business, or any property currently or formerly owned or leased or used in connection with the Business, is or may be adversely affected by any proceeding, investigation, claim, lawsuit or order by any Governmental Entity or other person relating to whether (i) any Remedial Action is or may be needed to respond to a Release or threat of Release into the environment of Hazardous Substances arising out of or caused by any current or past operations of the Company or any of its subsidiaries, (ii) any Environmental Liabilities and Costs imposed by, under or pursuant to Environmental Laws as in effect on or prior to the date hereof shall be sought, or proceeding commenced, arising from the current or past operations of the Business or (iii) the Company or any subsidiary is or may be a "potentially responsible party" for a Remedial Action, pursuant to any Environmental Law for the costs of investigating or remediating Releases or threatened Releases into the environment of Hazardous Substances, whether or not such Release or threatened Release has occurred or is occurring at properties currently or formerly owned or operated by the Company and its subsidiaries;

     (d) Except as set forth on Schedule 4.21 and except for Environmental Permits, none of the Company or its subsidiaries has entered into any written agreement with any entity of persons including any Governmental Entity by which the Company or any of its subsidiaries has assumed the responsibility, either directly or by services rendered or as a guarantor or surety, to pay for the remediation of any condition arising from or relating to a Release of Hazardous Substances as defined under Environmental Laws as in effect on or prior to the date hereof into the environment in connection with the Business, including for cost recovery by third parties with respect to such Releases or threatened Releases;

     (e) Except as set forth on Schedule 4.21, there is not now and, to the Company's knowledge, has not been at any time in the past, a Release in connection with the current or former conduct of the Business of substances that would constitute Hazardous Substances as regulated under Environmental Laws as in effect on or prior to the date hereof for which the Company or any of its subsidiaries is required or is reasonably likely to be required to perform, at its own expense, or to pay for a Remedial Action pursuant to Environmental Laws as currently in effect, or will incur Environmental Liabilities and uncompensated costs that would, individually or in the aggregate, have a material adverse effect on the Company.

     (f) For purposes of hereof:

              (i) "Business" means the current and former businesses of the Company and its subsidiaries including, but not limited to, businesses or subsidiaries that have been previously sold by the Company, its subsidiaries or any predecessors thereto.

              (ii) "Environmental Laws" means all Laws relating to the protection of human health or the environment, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release, threatened Release or transportation of any chemical or substance, including, but not limited to, (i) CERCLA, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, property transfer statutes or requirements and (ii) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of Hazardous Substances in the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of
         Hazardous Substances or relating to human health or safety from exposure to Hazardous Substances.

              (iii) "Environmental Liabilities and Costs" means all damages, natural resource damages, claims, losses, expenses, costs, obligations, and liabilities (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, but not limited to, all Losses related to Remedial Actions, and all fees, capital costs, disbursements, penalties, fines and expenses of counsel, experts, contractors, personnel and consultants and the value of any services that might be provided by the Company or any of its subsidiaries in lieu thereof and expenditures necessary to cause any such property or the Company or any subsidiary to be in compliance with requirements of Environmental Laws.

              (iv) "Environmental Permits" means any federal, state, provincial or local permit, license, registration, consent, order, administrative consent order, certificate, approval or other authorization necessary for the conduct of the Business as currently conducted, and wherever it is currently conducted, under any applicable Environmental Law.

              (v) "Governmental Entity" means any government or subdivision thereof, domestic, foreign or supranational or any administrative, governmental or regulatory authority, agency, commission, tribunal or body, domestic, foreign or supranational.

              (vi)  "Hazardous  Substances"  means  any  substance  that  (a) is defined, listed or identified or otherwise regulated under any Environmental Law (including, without limitation, radioactive substances, polycholorinated-biphenyls, petroleum and petroleum derivatives and products) or (b) requires investigation, removal or remediation under applicable Environmental Law.

              (vii) "Laws" means all (A) constitutions, treaties, statutes, laws (including, but not limited to, the common law), rules, regulations, ordinances or codes of any Governmental Entity, (B) Environmental Permits, and (C) orders, decisions, injunctions, judgments, awards and decrees of any Governmental Entity.

              (viii)  "Release" means as defined in CERCLA.

              (ix) "Remedial Action" means all actions required by any Governmental Entity pursuant to Environmental Law or otherwise taken as necessary to comply with Environmental Law to (i) clean up, remove, treat or in any other way remediate any Hazardous Substances; (ii) prevent the release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform studies, investigations or monitoring in respect of any such matter.

     SECTION 4.22. Material Contracts. (a) The Company has provided or made available to Parent (i) true and complete copies of all written contracts and agreements to which the Company or any subsidiary is a party and which are material to the Company ("Material Contracts"), and(ii) with respect to such Material Contracts that have not been reduced to writing, a written description thereof which is listed on Schedule 4.22. Neither the Company nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default in any respect under any such Material Contract, except for those defaults which would not reasonably be likely, either individually or in the aggregate, to have a material adverse effect with respect to the Company; and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default.

     (b) Except as set forth on Schedule 4.22, no officer or director of the Company, no shareholder of the Company related to any such officer or director, and no "associate" (as defined in Rule 14a-1 under the Exchange Act) of any of them, has any interest in any material contract or agreement of, or other business arrangement with, the Company, or in any material property (including any real property and any material personal property, tangible or intangible), used in or pertaining to the business of the Company.

     SECTION 4.23. Property. Schedule 4.23 accurately identifies all real property, leases and other rights in real property, structures and other buildings of the Company and its subsidiaries. All properties and assets of the Company and its subsidiaries, real and personal, material to the conduct of their respective businesses are, except for changes in the ordinary course of business since February 28, 1997, reflected in the balance sheet, and except as set forth on Schedule 4.23, the Company and its subsidiaries have good and marketable title to their respective real and personal property reflected on the balance sheet or acquired by them since the date of the balance sheet, free and clear of all mortgages, liens, pledges, encumbrances, charges, agreements, claims, restrictions and defects of title. All real property, structures and other buildings and material equipment of each of the Company and its subsidiaries are currently used in the operation of the Business, are adequately maintained and are in satisfactory operating condition and repair for the requirements of the Business as presently conducted.

     SECTION 4.24. Insurance. Schedule 4.24 accurately identifies each material insurance policy (including policies providing property, casualty, environmental liability, liability, malpractice and workers compensation insurance) and all other material types of insurance maintained by the Company and its subsidiaries, together with carriers and liability limits for each such policy. Each such policy is duly in force and no notice has been received by the Company or any of its subsidiaries from any insurance carrier purporting to cancel or reduce coverage under any such policy. The Company and its subsidiaries are current in all premiums or other payments due thereunder and no notice has been received by the Company or any of its subsidiaries from any insurance carrier purporting to increase any such premiums in any material respect. All insurance coverage held for the benefit of the Company or its subsidiaries is adequate to cover risks customarily insured against by similar companies in their industry.

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     SECTION 5.01. Organization. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

     SECTION 5.02. Authority. Parent and Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent and Sub are necessary to authorize this Agreement or to consummate such transactions. No vote of Parent shareholders is required to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Parent and Sub enforceable against them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     SECTION 5.03. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Offer Documents), the HSR Act, the DGCL, the laws of other states in which Parent is qualified to do or is doing business, state takeover laws and foreign laws, neither the execution, delivery or performance of this Agreement by Parent and Sub nor the consummation by Parent and Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or By-Laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses
(iii)  and  (iv)  for   violations,   breaches  or  defaults  which  would  not,
individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

     SECTION 5.04. Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

     SECTION 5.05. Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     SECTION 5.06. Financing. The Parent, through its affiliate, WPG Corporate Development Associates V., L.P., has received a "highly confident" letter from BT Alex. Brown Incorporated and a letter of commitment from Bankers Trust Company with respect to the debt financing for the transactions contemplated hereby (the "Financing Letters"). Executed copies of such letters are attached hereto as Schedule 5.06. Assuming that the financing contemplated by the Financing Letters is consummated in accordance with the terms thereof, the funds to be borrowed and/or provided for thereunder, together with the equity to be provided by Parent, its affiliates and management, will provide sufficient funds to pay the Offer Price upon consummation of the Offer, the Merger Consideration, the refinancing of certain indebtedness for borrowed money of the Company which is required to be refinanced pursuant to the terms of such indebtedness in connection with the Offer or the Merger, and all related fees and expenses. As of the date of this Agreement, Parent is not aware of any facts or circumstances that create a reasonable basis for Parent to believe that Parent will not be able to obtain financing in accordance with the terms of the Financing Letters. Parent agrees promptly to notify the Company if the statements in the immediately preceding sentence are no longer true and correct.

     SECTION 5.07. Brokers. None of Parent, Sub, or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any broker or finder in connection with the transactions contemplated herein.

                                   ARTICLE VI

                                    COVENANTS

     SECTION 6.01. Conduct of Business of the Company. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date of this Agreement until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company will, and will cause each of its subsidiaries to, conduct its operations according to its ordinary and usual course of business and consistent with past practice and, subject to its obligations under Section 7.04(d), use its and their respective reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill. Without limiting the generality of the foregoing, and except as (x) otherwise expressly provided in this Agreement, (y) required by law, or (z) set forth on Schedule 6.01, the Company will not, and will cause its subsidiaries not to, without the consent of Parent, which shall not be unreasonably withheld:

     (i) except with respect to annual bonuses made in the ordinary course of business consistent with past practice, adopt or amend in any material respect any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director, officer or employee of the Company or any of its subsidiaries or increase in any manner the compensation or fringe benefits of any director, officer or employee of the Company or any of its subsidiaries (except, in each case, for normal annual salary increases and cost of living increases for the benefit of officers and employees of the Company with positions below the level of vice president) or pay any benefit not required by any existing agreement or place any assets in any trust for the benefit of any director, officer or employee of the Company or any of its subsidiaries (in each case, except with respect to employees and directors in the ordinary course of business consistent with past practice);

     (ii) incur any indebtedness for borrowed money in excess of $500,000, other than in consultation with Parent;

     (iii) expend funds for individual capital expenditures in excess of $50,000 or $2,000,000 in the aggregate for any 12-month period (to be apportioned pro-rata over any period less than 12 months), other than in consultation with Parent;

     (iv) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets other than immaterial properties or assets (or immaterial portions of properties or assets), except in the ordinary course of business consistent with past practice;

     (v) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

     (vi) other than in connection with Options and warrants outstanding as of the date hereof, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) other than issuances upon exercise of Options or Warrants;

     (vii) amend its Certificate of Incorporation, By-Laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any material subsidiary of the Company;

     (viii) make or agree to make any acquisition of assets which is material to the Company and its subsidiaries, taken as a whole, except for (x) purchases of inventory in the ordinary course of business, (y) pursuant to purchase orders entered into in the ordinary course of business which do not call for payments in excess of $50,000 per annum or (z) project-related expenditures which, individually, do not exceed $250,000; or

     (ix) settle or compromise any shareholder derivative suits arising out of the transactions contemplated hereby or any other litigation (whether or not commenced prior to the date of this Agreement) or settle, pay or compromise any claims not required to be paid.

     SECTION 6.02.  No Solicitation.

     (a) From the date hereof until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company shall not, and shall not permit any of its subsidiaries, or any of its or their officers, directors, employees, representatives, agents or affiliates (including, without limitation, any investment banker, attorney or accountant retained by the Company or any of its subsidiaries) to, directly or indirectly, solicit or initiate any discussions or negotiations with, any corporation, partnership, person or other entity or group (each, a "Person"),concerning any offer or proposal which constitutes or is reasonably likely to lead to any Acquisition Proposal (as defined below). Information may be provided in response to a bona fide inquiry subject to the confidentiality agreement referred to below, and negotiations may be conducted in response to such inquiry. Upon having received a bona fide proposal that the Board of Directors, consistent with its fiduciary duties and after the receipt of advice from such Delaware counsel as may be appointed by the Board of Directors concludes if consummated would be a Superior Proposal, the Board of Directors may withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend the Superior Proposal or terminate this Agreement pursuant to Section 9.01(d) hereof and shall promptly notify Parent in writing of any such determination. For five (5) business days after Parent has been informed by the Company of the above conclusion with respect to such Superior Proposal, Parent shall have the right to match (the "Counterproposal") the economic value of any such Superior Proposal. The Company shall negotiate in good faith with respect to such Counterproposal. Any information furnished to any Person in connection with an Acquisition Proposal shall be provided pursuant to a confidentiality agreement in customary form on terms not more favorable to such Person than the terms contained in the Confidentiality Agreement (as defined in Section 7.02). Subject to all of the foregoing requirements, the Company will immediately notify Parent orally and in writing if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested by any Person with respect to any Acquisition Proposal or which could lead to an Acquisition Proposal and immediately notify Parent of all material terms of any proposal which it may receive in respect of any such Acquisition Proposal, including the identify of the Person making the Acquisition Proposal or the request for information, if known, and thereafter shall inform Parent on a timely, ongoing basis of the status and content of any discussions or negotiations with such a third party, including immediately reporting any material changes to the terms and conditions thereof.

     (b)  For purposes hereof:

     (i) "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Offer and/or the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby; and

     (ii) "Superior Proposal" means any bona fide written offer made by a third party that is either fully financed or with respect to which a highly confident and/or a commitment letter from a financial institution of adequate sophistication and capitalization has been issued to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines (after consultation with a nationally recognized investment bank) to be economically superior to the transaction contemplated by this Agreement.

     (c) Nothing contained in this Section 6.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law; provided, however, neither the Company nor its Board of Directors nor any committee thereof shall, except as permitted by Section 6.02(a), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

     SECTION 6.03. Other Actions. The Company shall not, and shall not permit any of its subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the Offer Conditions not being satisfied (subject to the Company's right to take actions specifically permitted by Section 6.02).

     SECTION 6.04. Notice of Certain Events. The Company and Parent shall promptly notify each other of:

     (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement;

     (ii) any notice or other communication from any Government Entity in connection with the transactions contemplated by this Agreement;

     (iii)any action, suits, claims, investigations or proceedings commenced or, to the actual knowledge of the executive officers of the notifying party, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries;

     (iv) an administrative or other order or notification relating to any material violation or claimed violation of law;

     (v) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

     (vi) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

provided, however, that the delivery of any notice pursuant to this Section 6.04 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

     SECTION 7.01. Stockholder Approval; Preparation of Proxy Statement. (a) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL.

     (b) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the acceptance for payment of, and payment for, any Shares by Sub pursuant to the Offer and the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects.

     (c) Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

     SECTION 7.02. Access to Information. From the date hereof until such time as Parent's designees shall constitute a majority of the members of the Board of Directors of the Company, the Company shall give Parent and Sub, their counsel, financial advisors, auditors and other authorized representatives full access to the offices, properties, books and record of the Company and its subsidiaries during normal business hours, will furnish to Parent and Sub, their counsel, financial advisors, financial institutions auditors and other authorized representatives such financial and operating data and other information as such may be reasonably requested and will instruct the employees of the Company and its subsidiaries, their counsel and financial advisors to cooperate with Parent and Sub in their investigation of the Business; provided, that no investigation pursuant to this Section 7.02 shall affect any representation or warranty given by the Company to Parent and Sub hereunder; and provided, further, that any information provided to Parent and/or Sub pursuant to this Section 7.02 shall be subject to the confidentiality agreement, dated as of November 5, 1997 (the "Confidentiality Agreement"), the terms of which shall continue to apply, except as otherwise agreed by the Company, unless and until Parent and Sub shall have purchased a majority of the outstanding Shares pursuant to the Offer and notwithstanding termination of this Agreement.

     SECTION 7.03. Reasonable Efforts; Financing. (a) Each of the Company, Parent and Sub agree to use its reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Offer and the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Offer and the Merger. Each of the Company, Parent and Sub will, and will cause its subsidiaries to, use its reasonable best efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their subsidiaries in connection with the Offer and the Merger or the taking of any action contemplated thereby or by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any assets.

     (b) Parent shall use reasonable efforts to cause the financing necessary for satisfaction of the condition in subsection (i) of the Conditions of the Offer on Exhibit A.

     SECTION 7.04. Options; Warrants. (a) The Company shall amend (i) ATC Group Services Inc. 1988 Incentive and Non-Statutory Stock Option Plan, (ii) ATC Group Services Inc. 1993 Incentive and Non-Statutory Stock Option Plan, (iii) ATC Group Services Inc. 1995 Nonqualified Stock Option Plan, and any other program pursuant to which there are holders of options (the "Options") to purchase Shares granted by the Company (collectively, the "Stock Option Plans") to provide that all outstanding, unexercised Options shall be immediately exercisable and that if the optionees do not exercise their unexercised Options, each optionee shall receive, in settlement of each Option held by such optionee, a "Cash Amount" (less any applicable withholding taxes) with respect to the number of previously unexercised Shares underlying the Option immediately prior to the Effective Time. The Company shall use its commercially reasonable efforts to amend the Stock Option Plans to provide that each Option shall terminate as of the Effective Time. The Cash Amount payable for each Option shall equal the product of (i) the Merger Consideration minus the exercise price per Share of each such Option and (ii) the number of previously unexercised Shares covered by each such Option.

     (b) The Company shall provide notice to participants in the Stock Option Plans and other holders of Options to purchase Shares granted by the Company that the Company proposes to merge into another corporation; that the Optionee under the plans or program may exercise his Options in full for all shares not theretofore purchased by him prior to the Effective Time; and that the plans and program have been amended to provide that to the extent an optionee does not exercise such Options prior to the Effective Time, the optionee shall receive, in settlement of each Option held by the optionee, a "Cash Amount" (less any applicable withholding taxes) with respect to the number of previously unexercised Shares underlying the Option immediately prior to the Effective Time; that each Option shall terminate as of the Effective Time; and that the Cash Amount payable for each Option shall equal the product of (i) the Merger Consideration minus the exercise price per Share of each such Option and (ii) the number of previously unexercised Shares covered by each such Option.

     (c) Except as may be otherwise agreed to by Parent or Sub and the Company, the Company's Stock Option Plans shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time.

     (d) The Company shall use its commercially reasonable efforts so that following the Effective Time no holder of employee stock options will have any right to receive Shares upon exercise of an employee stock option.

     (e) Pursuant to the terms of (i) the warrant agreement, dated October 15, 1990, relating to 568,207 Class C Redeemable Common Stock Purchase Warrants,
(ii) warrant agreements relating to 490,500 warrants issued pursuant to the merger between the Company and Aurora Environmental Inc. and (iii) the consulting agreement, dated March 14, 1997, relating to 35,000 warrants issued to First Montauk Securities Corp., the Company has issued warrants (collectively, the "Warrants") to certain persons. The holders of the Warrants shall be entitled either to exercise their Warrants for Shares in accordance with the applicable agreement under which such Warrants were issued and tender such Shares in the Offer or upon execution and delivery to the Company of a cancellation agreement in form and substance reasonably satisfactory to the Company, to receive from the Company at the Effective Time a Cash Amount equal to the product of (i) the Merger Consideration minus the exercise price per share of each such Warrant and (ii) the number of unexercised Shares covered by each such Warrant.

     (f) Notwithstanding anything to the contrary herein, if it is determined that compliance with any of the foregoing would cause any individual subject to
Section 16 of the Exchange Act to become subject to the profit recovery provisions thereof, any Options or Warrants held by such individual will be canceled or purchased, as the case may be, at the Effective Time or at such later time as may be necessary to avoid application of such profit recovery provisions and such individual will be entitled to receive from the Company or the Surviving Corporation an amount in cash or other consideration satisfactory to the Surviving Corporation and such individual equal to the excess, if any, of the Merger Consideration over the per Share exercise price of such Option or Warrant multiplied by the number of Shares subject thereto (less any applicable withholding taxes), and the parties hereto will cooperate and take any and all necessary actions so as to achieve the intent of the foregoing without giving rise to such profit recovery.

     SECTION 7.05. Directors. Promptly upon the acceptance for payment of, and payment for, 50.1% of the Shares by Sub pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors; provided, however, that in the event that Sub's designees are elected to the Board of Directors of the Company, until the Effective Time such Board of Directors shall have at least two directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided, further, that, in such event, if the number of Independent Directors shall be reduced below two for any reason whatsoever, the remaining Independent Director shall designate a person to fill such vacancy who shall be deemed to be an Independent Director for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate two persons to fill such vacancies who shall not be officers or affiliates of the Company or any of its subsidiaries, or officers or affiliates of Parent or any of its subsidiaries, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of, the Company's Board of Directors as provided above.

     SECTION 7.06. Fees and Expenses. (a) In addition to any other amounts which may be payable or become payable pursuant to any other paragraph of this Section 7.06, in the event that this Agreement is terminated for any reason other than a material breach by Parent or Sub, the Company shall promptly reimburse the Parent or Sub, as the case may be, upon receipt of reasonably satisfactory back-up documentation, for all out-of-pocket expenses and fees (including, without limitation, fees and expenses payable to all Governmental Entities, banks, investment banking firms and other financial institutions, and their respective agents and counsel, and all fees and expenses of counsel, accountants, financial printers, proxy solicitors, exchange agents, experts and consultants to Parent and its affiliates), whether incurred prior to, on or after the date hereof, in connection with the Merger and the consummation of all transactions contemplated by this Agreement, and the financing thereof, up to a maximum of $2.5 million. Except as otherwise specifically provided for herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

     (b) In the event that (i) this Agreement is terminated pursuant to Section 9.01(d) or (e), or (ii) any Person (other than Parent or any of its affiliates) shall have consummated an Acquisition Proposal within twelve months following the termination of the Offer at a value at or above $12 per share, then the Company shall pay to Parent, in the case of an event under (i) above, promptly upon any such termination, and, in the case of an event under (ii) above, at the time of any such consummation, a termination fee of $4.5 million (the "Termination Fee"); provided that in no event shall the aggregate payment by the Company of fees and expenses and of the Termination Fee under this Section 7.06 exceed $6.0 million.

     (c) The prevailing party in any legal action undertaken to enforce this Agreement or any provision hereof shall be entitled to recover from the other party the costs and expenses (including attorneys' and expert witness fees and expenses) incurred in connection with such action.

     SECTION 7.07. Indemnification; Insurance. (a) Parent and Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors, officers, employees, fiduciaries or agents (the "Indemnified Parties") of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or similar organizational documents) or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     (b) It is understood and agreed that the Company shall, and from and after the Effective Time, the Surviving Corporation and the Parent shall, indemnify, defend and hold harmless the Indemnified Parties against all losses, claims, damages, costs, expenses (including attorneys' fees and expenses), liabilities or judgments, fines or amounts that are paid in settlement in connection with any pending, threatened or actual claim, action, suit, proceeding or investigation based in whole or in part or arising in whole or part out of the fact that such person is or was a director, officer, employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done by such person in any such capacity whether pertaining to any matter existing or occurring at or prior to the Effective Time or any acts or omissions occurring or existing at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent permitted by applicable law (and the Company, the Surviving Corporation, and Parent, as the case may be, shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by applicable law). In determining whether an Indemnified Party is entitled to indemnification under this Section 7.07(b), if requested by such Indemnified Party such determination shall be made by special, independent counsel selected by the Surviving Corporation and the Parent and reasonably approved by the Indemnified Party, and who has not otherwise performed services for the Surviving Corporation, Parent or their respective affiliates within the last three years. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain Squadron, Ellenoff, Plesent & Sheinfeld, LLP or other counsel reasonably satisfactory to the Company (or the Surviving Corporation after the Effective time), and the Company (or, after the Effective Time, the Surviving Corporation and Parent) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties as promptly as statements therefor are received; and (ii) the Company (or, after the Effective Time, the Surviving Corporation and the Parent) will use all reasonable best efforts to assist in the vigorous defense of any such matter; provided, that none of the Company, the Surviving Corporation or Parent shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.07(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or, after the Effective Time, the Surviving Corporation and Parent) (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 7.07(b) except to the extent such failure prejudices such party's position with respect to such claims) and shall deliver to the Company (or, after the Effective Time, the Surviving Corporation and the Parent) the undertaking contemplated by Section 145(e) of the DGCL, but without any requirement for the posting of the bond. The Indemnified Parties as a group may retain one law firm (plus local counsel, if necessary) to represent them with respect to each such matter unless the use of the counsel chosen to represent the Indemnified Parties would present such counsel with a conflict of interest, or the representation of all of the Indemnified Parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case such additional counsel as may be required (as shall be reasonably determined by the Indemnified Parties and the Company, the Surviving Corporation or Parent, as the case may be) and satisfactory to the Company, the Surviving Corporation or Parent, as the case may be, may be retained by the Indemnified Parties at the cost and expense of the Company, the Surviving Corporation or Parent, as the case may be. The Company and Sub agree that the foregoing rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years after the Effective Time; provided, however that all rights to indemnification (including rights relating to advances of expenses) in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. Furthermore, the provisions with respect to indemnification set forth in the Certificate of Incorporation or Bylaws of the Surviving Corporation shall not be amended for a period of six years following the Effective Time to the extent that such amendment would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers, employees or agents of the Company in respect of actions or omissions occurring at or prior to the Effective Time.

     (c) The Company (or, after the Effective Time, the Surviving Corporation and Parent) shall indemnify any Indemnified Party against all reasonable costs and expenses (including attorneys' fees and expenses), such amounts to be payable in advance upon request as provided in Section 7.07(b), relating to the enforcement of such Indemnified Party's rights under this Section 7.07 or under the documents referred to in this Section 7.07, but only to the extent that such Indemnified Party is ultimately determined to be entitled to indemnification hereunder or thereunder. Any amounts due pursuant to the preceding sentence shall be payable upon request by the Indemnified Party.

     (d) For six years from the Effective Time, Parent shall, unless Parent agrees in writing to guarantee the indemnification obligations set forth in
Section 7.07(a), maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 225% of the annual premiums currently paid by the Company for such insurance (which the Company represents is currently not more than $98,250); and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated only to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

     (e) This Section 7.07 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Parent, the Surviving Corporation and the Indemnified Parties, and shall be binding on all successors and assigns of Parent and the Surviving Corporation.

     (f) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation of such consolidation or merger, or (ii) transfers all or substantially all of its properties to any person, then, and in each case, proper provision shall be made so that the successors and assigns of the Company and the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.07.

     SECTION 7.08. Certain Litigation. The Company agrees that it will not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Offer, the Merger or this Agreement, without the prior written consent of Parent. In addition, the Company will not voluntarily cooperate with any third party which may hereafter seek to restrain or prohibit or otherwise oppose the Offer or the Merger and will cooperate with Parent and Sub to resist any such effort to restrain or prohibit or otherwise oppose the Offer or the Merger, unless the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that failing so to cooperate with such third party or cooperating with Parent or Sub, as the case may be, would constitute a breach of the director's fiduciary duties under applicable law.

     SECTION 7.09. Parent shall deliver to the Board any solvency letter from any third party appraisal or similar form that Parent provides to the providers of financing under the Financing Commitment.

                                  ARTICLE VIII

                                   CONDITIONS

     SECTION 8.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

     (a) Company Stockholder Approval. If required by applicable law, the Company Stockholder Approval shall have been obtained.

     (b) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

     (c) Purchase of Shares. Sub shall have previously accepted for payment and paid for Shares pursuant to the Offer.

     (d) HSR Approvals. The applicable waiting periods under the HSR Act shall have expired or been terminated.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 9.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company:

     (a) by mutual written consent of Parent and the Company, by action of their respective Boards of Directors;

     (b) by Parent or the Company if the Merger shall not have been consummated on or before June 30, 1998; provided, however, that neither Parent nor the Company may terminate this Agreement pursuant to this Section 9.01(b) if such party shall have materially breached this Agreement;

     (c) by Parent or the Company if any court of competent jurisdiction in the United States or other United States Governmental Entity has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree, ruling or other action;

     (d) by the Company if, prior to the consummation of the Offer, any person has made a bona fide proposal relating to an Acquisition Proposal, or has commenced a tender or exchange offer for the Shares, and the Company Board concludes, consistent with its fiduciary duties and after the receipt of advice from such Delaware counsel as may be appointed by the Board of Directors, that such proposal if consummated would be a Superior Proposal;

     (e) by Parent, if prior to the consummation of the Offer the Company Board shall have (i) failed to recommend to the stockholders of the Company that they accept the Offer, tender their Shares pursuant to the Offer and approve and adopt this Agreement (the "Stockholder Acceptance"), (ii) withdrawn or materially modified its approval or recommendation of this Agreement, the Offer or the Merger, (iii) shall have approved or recommended a Superior Proposal,
(iv) shall have resolved to effect any of the foregoing or (v) shall have otherwise taken steps to impede the Stockholder Acceptance;

     (f) by the Parent, if prior to consummation of the Offer, there has been a material violation or breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement (which violation or breach is not cured by the Company within ten days after written notice reasonably describing such breach); or

     (g) by the Company, if prior to the consummation of the Offer, there has been a material violation or breach by Parent or Sub of any representation, warranty, covenant or agreement contained in this Agreement (which violation or breach is not cured by Parent or Sub within ten days after written notice reasonably describing such breach, other than the obligations contained in the last sentence of Section 1.01(a), which shall have no cure period).

     SECTION 9.02. Effect of Termination. In the event of a termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to the last sentence of Section 1.02(c), Section 4.16, Section 5.07, the last clause of
Section 7.02, Section 7.06, this Section 9.02 and Article X; provided, however, that nothing herein shall relieve any party for liability for any breach hereof.

     SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Following the election or appointment of the Sub's designees pursuant to Section 7.05 and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors then in office shall be required by the Company to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights or remedies under this Agreement or (iii) extend the time for performance of Parent and Sub's respective obligations under this Agreement.

     SECTION 9.04. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of this Agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder or otherwise shall not constitute a waiver of those rights.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant hereto shall terminate at the Effective Time or, in the case of the Company, shall terminate upon the acceptance for payment of, and payment for, Shares by Sub pursuant to the Offer, unless the survival thereof is provided for by their terms.

     SECTION 10.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or Sub, to:

                           Weiss, Peck & Greer
                           One New York Plaza
                           New York, New York  10004

                           Attention: Steven N. Hutchinson

                           Telecopy No.: (212) 908-0112

                           with a copy to:

                           Chadbourne & Parke LLP
                           30 Rockefeller Plaza
                           New York, New York  10112

                           Attention: Dennis J. Friedman, Esq.

                           Telecopy No.: (212) 489-5303

                           and

                  (b)      if to the Company, to:

                           ATC Group Services Inc.
                           104 East 25th Street, 10th Floor
                           New York, New York  10010

                           Attention: President

                           Telecopy No.: (212) 598-4283

                           with a copy to:

                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038

                           Attention: Lawrence A. Larose, Esq.

                           Telecopy No.: (212) 504-6666

                           with a copy to:

                           Squadron, Ellenoff, Plesent & Sheinfeld LLP
                           551 Fifth Avenue
                           New York, NY 10176

                           Attention: Joel I. Papernik, Esq.

     SECTION 10.03. Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement,
"material adverse change" or "material adverse effect" means, when used in connection with the Company, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole. Notwithstanding the foregoing, a material adverse change or material adverse effect shall not include any material adverse change or material adverse effect caused by any change resulting from the announcement of the Offer or the Merger.

     SECTION 10.04. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 10.05. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 7.07, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 10.06. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law, except to the extent the DGCL shall be held to govern the terms of the Merger.

     SECTION 10.07. Publicity. Except as otherwise required by law or the rules of the Nasdaq National Market, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

     SECTION 10.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 10.09. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or Delaware or in a New York or Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit to the personal jurisdiction of any Federal court located in the States of New York or Delaware or any New York or Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of New York or Delaware or a New York or Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                     ACQUISITION HOLDINGS, INC.

                                     By: /s/ Steven N. Hutchinson
                                         -------------------------------------
                                     Name:  Steven N. Hutchinson
                                     Title: Director and President

                                     By:  /s/ Tania R. Cochran
                                          ------------------------------------
                                     Name:  Tania R. Cochran
                                     Title: Director and Treasurer



                                     ACQUISITION CORP.

                                     By:  /s/ Steven N. Hutchinson
                                          ------------------------------------
                                     Name:  Steven  N. Hutchinson
                                     Title: Director and President

                                     By:  /s/ Tania R. Cochran
                                          ------------------------------------
                                     Name:  Tania R. Cochran
                                     Title: Director and Treasurer



                                      ATC GROUP SERVICES INC.

                                      By:  /s/ Morry F. Rubin
                                           -----------------------------------
                                      Name:  Morry F. Rubin
                                      Title: President and Chief Executive
                                               Officer

                                              Approved:

                                              /s/ Julia S. Heckman
                                              --------------------------------
                                              Julia S. Heckman
                                              Member of the Special Committee

                                              /s/ Richard S. Greenberg
                                              --------------------------------
                                              Richard S. Greenberg
                                              Member of the Special Committee

                                    EXHIBIT A

                             Conditions of the Offer

     Notwithstanding any other term of the Offer or this Agreement, and in addition to (and not in limitation of) Sub's right to extend and amend the Offer at any time in its sole discretion (subject to the provisions of this Agreement), Sub shall not be required to accept for payment or, subject to applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that would constitute a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares) (the "Minimum Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date of this Agreement and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists:

     (a) there shall be any action or proceeding commenced by any Governmental Entity which has a reasonable likelihood of success and which, if decided adversely to the Company, would have a material adverse effect on the Company,
(i) challenging the acquisition by Parent or Sub of any Shares under the Offer or seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or impose any material limitations on Parent's or Sub's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of the Company's businesses or assets, or to compel Parent or Sub or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company and its Subsidiaries taken as a whole, (ii) seeking to impose material limitations on the ability of Sub, or render Sub unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iii) seeking to impose material limitations on the ability of Sub or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (iv) which otherwise is reasonably likely to have a material adverse effect on the Company;

     (b) there shall be any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above;

     (c) there shall have occurred any events after the date of this Agreement that, either individually or in the aggregate, have caused or are reasonably likely to cause a material adverse change with respect to the Company other than a change resulting from the announcement of the Offer or the Merger;

     (d)(i) the Board of Directors of the Company or any committee thereof shall have publicly (including by amendment of its Schedule 14D-9) withdrawn or modified in a manner adverse to Parent or Sub its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal, (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 6.02(a) of this Agreement or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

     (e) any of the representations and warranties of the Company set forth in this Agreement shall not be true and correct in any material respect, in each case at the date of this Agreement and at the scheduled or extended expiration of the Offer, except for such breaches that would, individually or in the aggregate, not have a material adverse effect on the Company;

     (f) the Company shall have failed to perform in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement, except for such breaches that would, individually or in the aggregate, not have a material adverse effect on the Company;

    (g) this Agreement shall have been terminated in accordance with its terms;

     (h) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or on NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) a commencement of a war, armed hostilities or other international or national calamity directly involving the armed forces of the United States that materially and adversely affects the financial markets in the United States, (iv) any material limitation (whether or not mandatory) by any governmental authority on the extension of credit by banks or other lending institutions, (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

     (i) the Company shall fail to receive the proceeds of financing pursuant to the Financing Letters set forth on Schedule 5.06 or involving such other financing sources, as Parent and the Company shall reasonably agree and are not materially more onerous, in amounts sufficient to consummate the transactions contemplated by this Agreement, including, without limitation (i) to pay, with respect to all Common Stock in the Merger, the Offer Price pursuant to Section 1.01, (ii) to refinance the outstanding indebtedness of the Company, (iii) to pay any fees and expenses in connection with the transactions contemplated by this Agreement or the financing thereof and (iv) to provide for the working capital needs of the Company following the Merger, including, without limitation, if applicable, letters of credit.

     The foregoing conditions are for the sole benefit of Parent and Sub, may be asserted by Parent or Sub regardless of the circumstances giving rise to such condition (including any action or inaction by Parent or Sub not in violation of this Agreement) and may be waived by Parent or Sub in whole or in part at any time and from time to time in the sole discretion of Parent or Sub, subject in each case to the terms of this Agreement. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.